UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Revised Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DEFINED STRATEGY FUND INC.

DOW 30SM PREMIUM & DIVIDEND INCOME FUND INC.

ENHANCED S&P 500® COVERED CALL FUND INC.

S&P 500® COVERED CALL FUND INC.

S&P 500® GEAREDSM FUND INC.

SMALL CAP PREMIUM & DIVIDEND INCOME FUND INC.

GLOBAL INCOME & CURRENCY FUND INC.

NASDAQ PREMIUM INCOME & GROWTH FUND INC.

DOW 30SM ENHANCED PREMIUM & INCOME FUND INC.

MLP & STRATEGIC EQUITY FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 25, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This is the Notice of the 2008 Annual Meeting of Stockholders of the investment company named herein.

The following materials are available for view:

Combined Proxy Statement and Proxy Card

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you would like to receive a paper or e-mail copy of the above listed documents, please request one as instructed below, on or before April 18, 2008.

There is no charge to you for requesting a copy.

To request material:    Internet: www.proxyvote.com    Telephone: 1-800-579-1639    **Email: sendmaterial@proxyvote.com

** If requesting material by e-mail, please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

IQ FUNDS
View Materials Online
IQ FUNDS C/O PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To view your proxy materials online, go to www.proxyvote.com. Have the 12-digit control #(s) available when you access the website and follow the instructions.

Meeting Location

The ANNUAL Meeting for stockholders as of the close of business on February 26, 2008 is to be held on April 25, 2008 at 9:00 A.M.

at:	IQ Investment Advisors LLC
800 Scudders Mill Road
Plainsboro, NJ 08536

Voting items

1.	ELECTION OF DIRECTORS
	(01)	Paul Glasserman
	(02)	Steven W. Kohlhagen
	(03)	William J. Rainer
	(04)	Laura S. Unger

2.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.